Exhibit 10.7

                              TERMINATION AGREEMENT

      THIS TERMINATION AGREEMENT (the "Agreement"), made as of the 13th day of January, 2003 by and among BrandPartners Group, Inc. (formerly, Financial Performance Corporation), a Delaware corporation having an address at 777 Third Avenue, New York, New York 10017 (the "Company"), Robert S. Trump, having a business address at c/o Trump Management, Inc. 2611 West 2nd Street, Brooklyn, New York 11223 ("Trump"), Ronald Nash, having a business address at 777 Third Avenue, New York, New York 10017 ("Nash"), and the Estate of Jeffrey S. Silverman, having an address at c/o Cleary Gottlieb Steen & Hamilton, 1 Liberty Plaza, 41st Floor, New York, New York 10006 ("Estate"), (with Trump, Nash and Estate sometimes collectively referred to as the "Shareholders").

      WHEREAS, the Company and the Shareholders are all of the parties to that certain Stockholders Agreement, dated as of November 17, 1999 (the "Shareholders Agreement"), and believe it to be in the best interests of the Company and the Shareholders that they agree to terminate the Shareholders Agreement under the terms and conditions set forth herein;

      WHEREAS, the Company and the Shareholders deem it to be in the best interests of all such parties that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof.

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in consideration of the mutual promises set forth below, the parties hereto, intending to be legally bound, agree as follows:

      1. Termination of Shareholders Agreement. The Shareholders Agreement in its entirety is terminated, and following the date hereof none of its terms and provisions shall have any further force or effect.

      2. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by each of the parties hereto.

      3. Successors and Assigns. This Agreement shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

      4. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

      5. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

      6. Counterparts; Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed by any party by means of facsimile signature of such party.

      7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to its principles of conflict of laws.

      8. Interpretation. The parties acknowledge and agree that: (i) each party and its counsel, if any, reviewed and negotiated the terms and provisions of this Agreement; (ii) the rule of construction to the effect that any ambiguities
are  resolved   against  the  drafting  party  shall  not  be  employed  in  the interpretation  of this  Agreement;
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and (iii) the terms and provisions of this Agreement  shall be construed  fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

                                      BRANDPARTNERS GROUP, INC.

                                      By: /s/ Edward T. Stolarski
                                          --------------------------------------
                                          Name:  Edward T. Stolarski
                                          Title: President

                                      THE SHAREHOLDERS:

                                      /s/ Robert S. Trump
                                      ------------------------------------------
                                          Robert S. Trump

                                      /s/ Ronald Nash
                                      ------------------------------------------
                                          Ronald Nash

                                      ESTATE OF JEFFREY S. SILVERMAN

                                      By: /s/ Lisa T. Silverman
                                          --------------------------------------
                                          Name:  Lisa T. Silverman
                                          Title: Executrix